CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 13, 2000, relating to the financial statements of Ayco Large Cap Growth Fund I (comprising Ayco Series Trust), which appear in such Registration Statement. We also consent to the reference to us under the heading "The Independent Auditors" in such Registration Statement.

PricewaterhouseCoopers LLP

Milwaukee, WI
November 22, 2000